CONSENT OF GOLDSTEIN GOLUB KESSLER LLP, INDEPENDENT AUDITORS



To the Board of Directors and Stockholders of Senesco Technologies Inc.

We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 file number 333-89548 of Senesco Technologies Inc. ("the Company") of our report dated August 20, 2003, appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003.

/s/  Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP
New York, New York


September 29, 2003